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                                                                   Exhibit 10.48



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DO NOT DESTROY THIS NOTE: When paid, this Note and the Deed of Trust must be surrendered to Identix Incorporated with request for reconveyance.

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                             SECURED PROMISSORY NOTE
                   (This Note contains an acceleration clause)


$300,000.00


                                                           Los Gatos, California
Due October 5, 2006                                              October 5, 2001


FOR VALUE RECEIVED, ERIK E. PRUSCH (the "Borrower") promises to pay to Identix Incorporated, a Delaware Corporation, or his assigns (the "Lender"), at 100 Cooper Court, Los Gatos, California 95032 or at such place or places as the holder of this promissory note (the "Note") may from time to time designate in writing, the principal sum of Three Hundred Thousand Dollars ($300,000.00) (the "Principal"). The Principal shall bear no interest. This Note shall be payable in full on the earlier of (i) October 5, 2006, (ii) 15 days after the effective date of Borrower's separation of employment from the Lender, if such separation arises out of a Termination for Cause or a Voluntary Termination, or (iii) the last day of the Severance period, if Borrower's separation of employment from the Lender arises out of a Termination Other Than for Cause or Resignation for Good Reason. Capitalized terms used without definition in this paragraph have the meanings given to them in the Employment Agreement between the Borrower and the Lender dated as of April 2, 2001.

        This Note and all obligation of Borrower hereunder are secured by a certain Deed of Trust (the "Deed of Trust") to certain real property identified therein in favor of the Lender, as TRUSTEE and BENEFICIARY.

        If the Borrower shall sell, convey or alienate the property subject to the Deed of Trust, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Borrower being first had and obtained, any indebtedness or obligations evidenced hereby, irrespective of the maturity date, shall immediately become due and payable.

        Borrower may prepay the outstanding amount hereof in whole or in part at any time, without premium or penalty.




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        The occurrence of either of the following shall constitute an "Event of
Default" under this Note:

        (1) the failure to make any payment of principal or any other amount payable hereunder when due under this Note, or the breach of any other condition or obligation under this Note or under the Deed of Trust and the continuation of such failure or breach for 30 days; or

        (2)    upon 45 days following the Borrower's death.

        Upon the occurrence of either Event of Default, the Lender, at his option, may by notice to Borrower, declare the unpaid principal amount of this Note and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Note and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind.

        Any taxable income to the Borrower, as a result of this loan, will be grossed-up for income tax purposes.

        Borrower waives demand, presentment, protest, notice of protest, notice of demand, notice of dishonor, notice of nonpayment, any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. Borrower hereby waives to the full extent permitted by law all rights to plead any statute of limitations as a defense to any action hereunder. The failure of the Lender to exercise any of the rights created hereby, or to promptly enforce any of the provisions of this Note, shall not constitute a waiver of the right to exercise such rights or to enforce any such provisions.

        If any amount due under the terms of this Note is not paid in full, Borrower agrees to pay all reasonable costs and expenses of collection, including attorneys' fees, which the Lender incurs in connection with the enforcement or attempted enforcement of this Note.

        If any provisions of this Note is held invalid by a court of competent jurisdiction, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Note shall be deemed valid and enforceable to the fullest extent possible.

        This Note shall be binding on and inure to the benefit of the heirs, executors, successors and assigns of the Borrower and the Lender. This Note shall be governed by and construed in accordance with the laws of the State of California.




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IDENTIX INCORPORATED                       ERIK E. PRUSCH



/s/ James P. Scullion                      /s/ Erik E. Prusch
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Address:  100 Cooper Court                 Address:  16420 W. La Chiquita
          Los Gatos, CA 95032                        Los Gatos, CA 95032
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